As filed with the Securities and Exchange Commission on November 13, 1998

                                            Registration No. 333-61391

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549
                 ------------------------------------

                    POST-EFFECTIVE AMENDMENT #1 TO
                               FORM S-8
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                 ------------------------------------

                        PRIME COMPANIES, INC.

        (Exact name of Registrant as specified in its charter)



         DELAWARE                             51-2031531
    (State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)       Identification Number)


                     155 Montgomery Street, #406
                   San Francisco, California 94104
               (Address of Principal Executive Offices)


           COMPENSATION AGREEMENT OF CONSOLIDATED CONSULTING
                         (full title of plan)


                      David Lefkowitz, President
                     155 Montgomery Street, #406
                   San Francisco, California 94104
                             415/398-4242
      (Name, address and telephone number of agent for service)

                          -----------------


                               COPY TO:
                         Cassidy & Associates
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                             202/387-5400
                          -----------------




    The Date of this Registration Statement is November 13, 1998.


        The Registrant files this Post-Effective Amendment No. 1 to its registration statement on Form S-8 for the purpose of removing from registration shares of the Registrant's common stock which have been issued pursuant to this registration statement as follows:

         Consolidated Consulting           158,000 shares

        The Registrant has been advised by counsel that the registration statement for these shares filed August 13, 1998 is invalid because such shares were issued for services not qualified for the issuance of securities registered on Form S-8.

        The above-named holder has been notified by the Registrant that the shares are now deemed to be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission ("Rule 144") and cannot be resold by it unless sold in compliance with the requirements of Rule 144. The Registrant's transfer agent has been notified to place a stop-transfer order against the certificates representing these shares.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on October 29, 1998.


                                PRIME COMPANIES,INC.

                                  /s/ Irving Pfeffer
                                  Irving Pfeffer, Chief Executive Officer

                                  /s/ David Lefkowitz
                                  David Lefkowitz, Chief Financial Officer

                     ----------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE              CAPACITY IN WHICH SIGNED                  DATE


/s/ Irving Pfeffer                Director                   October 29, 1998
     Irving Pfeffer

/s/ David Lefkowitz               Director                   October 29, 1998
     David Lefkowitz

/s/ Emilio Guglielmelli           Director                   October 29, 1998
     Emilio Guglielmelli

/s/ Marshall Raines               Director                   October 29, 1998
      Marshall Raines

/s/ Alon Adani                    Director                   October 29, 1998
      Alon Adani